Exhibit 99.1

Independence Realty Trust Announces Fourth Quarter and Full Year 2021 Financial Results

Introduces Full Year 2022 Guidance

PHILADELPHIA – (BUSINESS WIRE) – February 16, 2022 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its fourth quarter and full year 2021 financial results.

Fourth Quarter Highlights

•	Net income available to common shares of $28.6 million for the quarter ended December 31, 2021 compared to $13.3 million for the quarter ended December 31, 2020.

•	Earnings per diluted share of $0.23 for the quarter ended December 31, 2021 compared to $0.14 for the quarter ended December 31, 2020.

•	Same store net operating income (“NOI”) growth of 15.1% for the quarter ended December 31, 2021 compared to the quarter ended December 31, 2020.

•

Core Funds from Operations (“CFFO”) of $31.0 million for the quarter ended December 31, 2021 compared to $19.7 million for the quarter ended December 31, 2020. CFFO per share was $0.24 for the fourth quarter of 2021, as compared to $0.21 for the fourth quarter of 2020.

•	Adjusted EBITDA of $42.3 million for the quarter ended December 31, 2021 compared to $28.5 million for the quarter ended December 31, 2020.

•

Completed our strategic merger with Steadfast Apartment REIT, Inc. (“STAR”) on December 16, 2021, adding 68 properties aggregating 21,394 rentable units and two development properties aggregating 621 rentable units.

Full Year Highlights

•	Since the inception of our value add program in January 2018 through December 31, 2021, IRT has completed renovations at 4,672 units, achieving a weighted average return on investment of 20.2% on interior renovations and 18.0% on total renovation costs.

•	Net income available to common shares of $44.6 million for the year ended December 31, 2021 compared to

$14.8 million for the year ended December 31, 2020.

•	Earnings per diluted share of $0.41 for the year ended December 31, 2021 compared to $0.16 for the year ended December 31, 2020.

•	Same store net operating income (“NOI”) growth of 11.4% for the year ended December 31, 2021 compared to the year ended December 31, 2020.

•	Core Funds from Operations (“CFFO”) of $92.0 million for the year ended December 31, 2021 compared to $68.9 million for the year ended December 31, 2020. CFFO per share was $0.84 for the full year 2021, as compared to

$0.73 for the full year 2020.

•	Adjusted EBITDA of $128.9 million for the year ended December 31, 2021 compared to $105.3 million for the year ended December 31, 2020.

2022 Guidance Highlights

•	Introduced 2022 guidance including CFFO per share of $1.02 at the mid-point of our guidance range.

•	2022 same store NOI growth of 11.0% at the mid-point of our guidance range.

Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP.

Management Commentary

“2021 was an exceptional year for IRT underscored by outsized organic growth across the portfolio, as well as the completion of the STAR merger that cements our position as a leading multifamily REIT focused on the high growth U.S. Sunbelt region,” said Scott Schaeffer, Chairman and CEO of IRT. “We delivered fourth quarter and full year same store NOI growth of 15.1% and 11.4%, respectively, supported by improvements in average occupancy rates and rental income. In addition, we continued to advance our high return value add program and drive accretive growth through asset acquisitions and dispositions, as well as joint venture relationships in new multifamily development.”

“Looking ahead, we are excited for our next phase of growth, having doubled our property and unit count through our merger with STAR. Our integration efforts remain on-track, with our property and revenue management systems now fully implemented across all properties. In addition, we expect to achieve at least $28 million in annual synergies and effectively improve our leverage position. These advancements, along with our plans to continue to drive strong operating results, well position IRT to realize attractive growth in the multifamily sector for years to come.”

Same Store Property Operating Results

	Fourth Quarter 2021 Compared to Fourth Quarter 2020(1)	Full Year 2021 Compared to Full Year 2020(1)
Rental and other property revenue	10.2% increase	8.4% increase
Property operating expenses	1.8% increase	3.8% increase
Net operating income (“NOI”)	15.1% increase	11.4% increase
Portfolio average occupancy	90 bps increase to 95.7%	230 bps increase to 95.7%
Portfolio average rental rate	9.7% increase to $1,266	5.9% increase to $1,209
NOI Margin	280 bps increase to 65.6%	170 bps increase to 62.7%

(1)	Same store portfolio for the three and twelve months ended December 31, 2021 includes 47 properties, which represent 12,838 units.

Same Store Property Operating Results, Excluding Value Add

The same store portfolio results below exclude 18 communities that are both part of the same store portfolio and were actively undergoing Value Add renovations during the three and twelve months ended December 31, 2021.

	Fourth Quarter 2021 Compared to Fourth Quarter 2020(1)	Full Year 2021 Compared to Full Year 2020(1)
Rental and other property revenue	8.5% increase	6.1% increase
Property operating expenses	5.3% increase	4.0% increase
Net operating income (“NOI”)	10.4% increase	7.4% increase
Portfolio average occupancy	80 bps increase to 96.6%	180 bps increase to 96.6%
Portfolio average rental rate	8.4% increase to $1,254	4.5% increase to $1,203
NOI Margin	100 bps increase to 64.6%	80 bps increase to 62.5%

(1)	Same store portfolio, excluding value add, for the three and twelve months ended December 31, 2021 includes 29 properties, which represent 7,034 units.

IRT and STAR Merger

On December 16, 2021, we completed our merger with STAR. Through the STAR Merger, we acquired 68 apartment communities that contain 21,394 units and two apartment communities that are under development and approved for 621 units in the aggregate. We acquired assets totaling $4.8 billion, assumed liabilities totaling $1.9 billion, and issued an aggregate of 99,720,948 shares of common stock and 6,429,481 IROP units in our merger with STAR. Leading up to and after the closing of the STAR Merger, we also successfully delevered the combined balance sheet through a combination of our July forward equity raise of $271 million on 16.1 million shares, the disposition of three STAR properties in November 2021 for a total sales price of $107 million, and the disposition of six IRT properties between December 2021 and February 2022 for a total sales price of $297 million.

Same Store Comparisons and STAR

As discussed above, we completed our merger with STAR, which more than doubled our property and unit counts. We will continue to follow our previous definition of same store and will formally add STAR to the same store pool on January 1, 2023 in accordance with our current same store definition. However, in 2022 we will begin presenting a Combined Same Store portfolio to help investors understand the larger same store portfolio. We’ve included two new appendices this quarter. Appendix A shows the impact of consolidating STAR’s business for 2021. To aid in future modeling, we have added Appendix B, which provides the 2021 quarterly property operating results for the 2022 Combined Same Store portfolio. The following Operating Metrics and 2022 Guidance are presented considering these new same store portfolios. See the Definitions section of this release for full definitions of these new same store portfolios.

Operating Metrics

The table below summarizes operating metrics for the noted same store portfolios for the applicable periods.

	4Q 2021	1Q 2022(3)
IRT Same Store Portfolio (47 properties / 12,838 units) (1)
Average Occupancy	95.7%	95.4%
Lease Over Lease Effective Rental Rate Growth (2):
New Leases	22.3%	20.3%
Renewal Leases	8.0%	11.3%
Blended	15.2%	14.3%
Resident retention rate	42.6%	48.4%
STAR Same Store Portfolio (62 properties / 19,860 units) (1)
Average Occupancy	96.1%	95.3%
Lease Over Lease Effective Rental Rate Growth (2):
New Leases	16.2%	13.7%
Renewal Leases	11.4%	9.3%
Blended	13.6%	10.9%
Resident retention rate	45.7%	47.7%
Combined Same Store Portfolio (109 properties / 32,698 units) (1)
Average Occupancy	95.9%	95.4%
Lease Over Lease Effective Rental Rate Growth (2):
New Leases	18.8%	16.4%
Renewal Leases	10.2%	10.2%
Blended	14.2%	12.4%
Resident retention rate	44.8%	48.0%

(1)	See same store definitions.
(2)

Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-13 months.

(3)

1Q 2022 average occupancy and resident retention rates are as through February 14, 2022.1Q 2022 new lease and renewal rates are for leases commencing during 1Q 2022 that were signed as of February 14, 2022.

Value Add Program

We completed renovations on 253 units and 953 units during the quarter ended and year ended December 31, 2021, respectively. From inception of our value add program in January 2018 through December 31, 2021, we completed renovations on 4,672 units, achieving a return on investment of 18.0% (20.2% on interior renovation costs) and an average monthly rental increase of 19.6%.

Dispositions/Property Held for Sale:

In connection with our merger with STAR, we completed the following dispositions and used net proceeds from these sales to repay debt of the combined company.

•	Crestmont in Atlanta, GA: sold on December 13, 2021 and recognized a gain on disposition of $33.1 million.
•	Creekside Corner in Atlanta, GA: sold on December 16, 2021 and recognized a gain on disposition of $43.1 million.
•	Riverchase in Indianapolis, IN: sold on January 18, 2022 and expect to recognize a gain on disposition of $13.0 million.
•	Haverford Place in Louisville, KY: sold on February 2, 2022 and expect to recognize a gain on disposition of $16.8 million.
•	Heritage Park in Oklahoma City, OK: sold on February 2, 2022 and expect to recognize a gain on disposition of $31.5 million.
•	Raindance in Oklahoma City, OK: sold on February 2, 2022 and expect to recognize a gain on disposition of $33.9 million.

Capital Expenditures

For the three months ended December 31, 2021, recurring capital expenditures for the total portfolio were $1.8 million, or $112 per unit. For the year ended December 31, 2021, recurring capital expenditures for the total portfolio were $6.8 million, or $422 per unit.

Distributions

On December 2, 2021, our Board of Directors declared two prorated quarterly cash dividends based on IRT’s current quarterly dividend rate of $0.12 per share of our common stock.  The first prorated dividend was $0.09913 and was paid on January 14, 2022 to stockholders of record as of the close of business on December 15, 2021. The second prorated dividend was $0.02087 and was paid on January 21, 2022 to stockholders of record as of the close of business on December 30, 2021.

2022 EPS and CFFO Guidance

We are introducing 2022 full year guidance. Earnings per diluted share is projected to be in the range of $0.32 to $0.36. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

2022 Full Year EPS and CFFO Guidance (1)(2)	Low	High
Earnings per share	$0.32	$0.36
Adjustments:
Depreciation and amortization (3)	1.10	1.10
Gain on sale of real estate assets (4)	(0.42)	(0.42)
Core FFO per share	$1.00	$1.04

(1)

This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2022 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our guidance is based on the key guidance assumptions detailed below.

(2)	Per share guidance is based on 228.0 million weighted average shares and units outstanding.
(3)

Depreciation and amortization includes $53.3 million ($0.23 per share) of amortization related to STAR in-place lease intangibles that are a result of GAAP purchase accounting. These intangibles are expected to be amortized over less than one year.

(4)	Gains on sale of real estate assets include only the four asset sales that occurred in January and February 2022.

2022 Guidance Assumptions

Our key guidance assumptions for 2022 are enumerated below. Note, the same store portfolio assumptions reflect the expected composition of the same store portfolio in 2022 as indicated. See definitions at the end of this release for further information regarding our same store definitions. See also, Appendix B, which includes 2021 property operating results for the 2022 Combined Same Store portfolio.

Combined Same Store Portfolio	2022 Outlook (1)
Number of properties/units	115 properties / 34,454 units
Property revenue growth	8.1% to 9.1%
Controllable operating expense growth	2.5% to 3.5%
Real estate tax and insurance expense growth	6.5% to 8.5%
Total operating expense growth	4.0% to 5.5%
Property NOI growth	10.0% to 12.0%

General and administrative & Property management expenses	$48.0 million to $51.0 million
Interest expense (2)	$100.0 million to $103.0 million

Transaction/Investment Volume (3)
Acquisition volume	None assumed
Disposition volume	$157 million

Capital Expenditures
Recurring	$18.5 million to $21.5 million
Value add & non-recurring	$42.5 million to $47.5 million
Development	$65.0 million to $75.0 million

(1)

This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. See “Forward-Looking Statements” below.

(2)

Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting, we recorded a $72.1 million loan premium, net, related to STAR debt. This loan premium will be accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion will be excluded from CFFO.

(3)

Disposition volume guidance represents only the four asset sales that occurred in January and February 2022. Net proceeds from these four assets sales were used to reduce indebtedness. We continue to evaluate our portfolio for capital recycling opportunities so actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions. See “Forward-Looking Statements” below.

Selected Financial Information

See the schedules at the end of this earnings release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, February 17, 2022 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.200.6205, access code 873786. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website and telephonically until Thursday, February 24, 2022 by dialing 1.866.813.9403, access code 506270.

Supplemental Information

We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties in 119 communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Oklahoma City, OK, Raleigh-Durham, NC, Houston, TX , Nashville, TN, and Memphis, TN. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words. These forward-looking statements include, without limitation, our expectations with respect to our operating performance and financial results, including our 2022 earnings guidance, timing and amount of future dividends, timing and terms of property acquisitions, dispositions, joint venture investments, developments and redevelopments and other capital expenditures, timing and terms of capital raising and other financing activity, lease pricing, revenue and expense growth, occupancy levels, supply levels, job growth, interest rates and other economic expectations, and anticipated benefits of our recently completed merger (the “STAR Merger”) with Steadfast Apartment REIT, Inc. (“STAR”), including as to the amount of synergies from the STAR Merger. Such forward-looking statements involve risks, uncertainties, estimates and assumptions and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and not within our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Risks and uncertainties that might cause our future actual results and/or future dividends to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: (i) risks related to the impact of COVID-19 and other potential outbreaks of infectious diseases on our financial condition, results of operations, cash flows and the impact of such risks on the financial condition of our residents and their ability to pay rent; (ii) the nature and duration of measures taken by federal, state and local government authorities to combat the spread of disease; (iii) changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could limit our ability to lease units or increase rents or that could lead to declines in occupancy and rent levels; (iv) uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; (v) increased costs on account of inflation; (vi) inability of tenants to meet their rent and other lease obligations and charge-offs in excess of our allowance for bad debt; (vii) legislative restrictions that may regulate rents or delay or limit collections of past due rents; (viii) risks endemic to real estate and the real estate industry generally; (ix) impairment charges; (x) the effects of natural and other disasters; (xi) delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; (xii) failure to realize the cost savings, synergies and other benefits expected to result from the STAR Merger; (xiii) unexpected costs or delays in integration of the IRT and STAR businesses; (xiv) unknown or unexpected liabilities related to the STAR Merger; (xv) unexpected costs of REIT qualification compliance; (xvi) unexpected changes in our intention or ability to repay certain debt prior to maturity; (xvii) inability to sell certain assets within the time frames or at the pricing levels expected; (xviii) costs and disruptions as the result of a cybersecurity incident or other technology disruption; and (xix) and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2020, our subsequently filed quarterly reports on Form 10-Q and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law. In addition, the declaration of dividends on our common stock is subject to the discretion of our Board of Directors and depends upon a broad range of factors, including our results of operations, financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Internal Revenue Code of 1986, as amended, applicable legal requirements and such other factors as our Board of Directors may from time to time deem relevant.

Schedule I

Independence Realty Trust, Inc.

Selected Financial Information

(Dollars in thousands, except share and per share amounts)

(unaudited)

For the Three Months Ended
December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Selected Financial Information:
Operating Statistics:
Net income available to common shares	$28,615	$11,502	$3,386	$1,086	$13,261
Earnings (loss) per share -- diluted	$0.23	0.11	$0.03	$0.01	$0.14
Rental and other property revenue	$76,803	$60,592	$57,286	$54,811	$53,923
Property operating expenses	$26,952	$23,164	$22,298	$20,838	$20,138
Net operating income	$49,851	$37,428	$34,988	$33,973	$33,785
NOI margin	64.9%	61.8%	61.1%	62.0%	62.7%
Adjusted EBITDA	$42,301	$31,432	$28,729	$26,389	$28,534
CORE FFO per share (c)	$0.24	$0.21	$0.20	$0.18	$0.22
Dividends per share	$0.12	$0.12	$0.12	$0.12	$0.12
CORE FFO payout ratio	50.0%	57.1%	60.0%	66.7%	54.5%
Portfolio Data:
Total gross assets	$6,785,648	$2,114,743	$2,133,021	$1,970,979	$1,962,895
Total number of operating properties	123	57	58	56	56
Total units	36,831	16,109	16,261	15,667	15,667
Period end occupancy	92.1%	96.0%	95.6%	95.5%	95.3%
Total portfolio average occupancy	92.5%	96.1%	95.9%	95.4%	95.0%
Total portfolio average effective monthly rent, per unit	$1,299	$1,212	$1,171	$1,142	$1,136
Same store period end occupancy (a)	95.6%	95.8%	95.4%	95.2%	95.1%
Same store portfolio average occupancy (a)	95.7%	96.0%	95.9%	95.1%	94.8%
Same store portfolio average effective monthly rent, per unit (a)	$1,266	$1,227	$1,183	$1,161	$1,154
Capitalization:
Total debt (d)	$2,705,336	$996,270	$1,036,841	$947,631	$945,686
Common share price, period end	$25.83	$20.35	$18.23	$15.20	$13.43
Market equity capitalization	$5,882,410	$2,150,162	$1,926,218	$1,561,165	$1,376,283
Total market capitalization	$8,587,746	$3,146,432	$2,963,059	$2,508,796	$2,321,969
Total debt/total gross assets	39.9%	47.1%	48.6%	48.1%	48.2%
Net debt to Adjusted EBITDA (pro forma) (b)	7.7x	8.2	x	8.5	x	8.2	x	8.2	x
Interest coverage	3.9	x	3.6	x	3.4	x	3.1	x	3.2	x
Common shares and OP Units:
Shares outstanding	220,753,735	105,106,714	105,109,649	102,033,733	101,803,762
OP units outstanding	6,981,841	552,360	552,360	674,515	674,517
Common shares and OP units outstanding	227,735,577	105,659,074	105,662,009	102,708,248	102,478,278
Weighted average common shares and OP units	127,046,225	107,094,044	102,584,809	102,353,380	95,529,788
(a)	Same store portfolio consists of 47 properties, which represent 12,838 units.
(b)

Reflects pro forma net debt to Adjusted EBITDA for each period presented, which includes adjustments for the timing of acquisitions, the full quarter effect of current value add initiatives, the completion of capital recycling activities including paydown of associated indebtedness, and the normalization of items impacting quarterly EBITDA. Actual net debt to Adjusted EBITDA multiples for the five quarters ended December 31, 2021 were 15.4x, 8.0x, 9.1x, 8.9x, and 8.3x, respectively.

(c)	Reflects adjustment to prior periods to conform to our current definition of CFFO. See our definition of CFFO for additional discussion.
(d)	Includes indebtedness associated with real estate held for sale.

Schedule II

Independence Realty Trust, Inc.

Reconciliation of Net Income (loss) to

Funds From Operations and

Core Funds From Operations

(Dollars in thousands, except share and per share amounts)

(unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2021	2020	2021	2020
Funds From Operations (FFO):
Net Income (loss)	$29,465	$13,360	$45,529	$14,877
Adjustments:
Real estate depreciation and amortization	26,068	15,316	76,487	60,352
Loss on impairment (gain on sale) of real estate assets, net, excluding debt extinguishment costs	(78,490)	(9,394)	(90,277)	(7,554)
Funds From Operations	$(22,957)	$19,282	$31,739	$67,675
FFO per share	$(0.18)	$0.20	$0.29	$0.72
Core Funds From Operations (CFFO): (a)
Funds From Operations	$(22,957)	$19,282	$31,739	$67,675
Adjustments:
Other depreciation and amortization	142	80	423	335
Abandoned deal costs	—	—	—	130
Merger and integration costs	41,787	—	47,063	—
Loan (premium accretion) discount amortization	(501)	—	(501)	—
Prepayment penalties on asset dispositions	2,312	—	2,607	—
Casualty losses	—	300	359	711
Debt extinguishment costs included in net gains (losses) on sale of assets	10,261	—	10,261	—
Core Funds From Operations	$31,044	$19,662	$91,951	$68,851
CFFO per share	$0.24	$0.21	$0.84	$0.73
Weighted-average shares and units outstanding	127,046,225	95,529,788	109,418,810	87,870,135

Schedule III

Independence Realty Trust, Inc.

Reconciliation of Same-Store Net Operating Income to Net Income (loss)

(Dollars in thousands)

(unaudited)

	For the Three-Months Ended (a)
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Reconciliation of same-store net operating income to net income (loss)
Same-store net operating income	$32,662	$30,450	$28,862	$28,126	$28,370
Non same-store net operating income	17,189	6,978	6,126	5,847	5,415
Other revenue	113	188	158	301	165
Property management expenses	(3,221)	(2,199)	(2,176)	(1,943)	(2,183)
General and administrative expenses	(4,442)	(3,985)	(4,241)	(5,942)	(3,233)
Depreciation and amortization expense	(26,210)	(17,384)	(16,763)	(16,552)	(15,396)
Casualty losses	-	-	-	(359)	(300)
Interest expense	(10,757)	(8,700)	(8,559)	(8,385)	(8,872)
Gain on sale (loss on impairment) of real estate assets, net	76,179	11,492	—	—	9,394
Gain (loss) on extinguishment of debt	(10,261)	—	—	—	—
Merger and integration costs	(41,787)	(5,276)	—	—	—
Net income (loss)	$29,465	$11,564	$3,407	$1,093	$13,360

(a)Same store portfolio includes 47 properties, which represent 12,838 units.

Schedule IV

Independence Realty Trust, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

And Interest Coverage Ratio

(Dollars in thousands)

(unaudited)

	Three Months Ended
ADJUSTED EBITDA:	December 31, 2021		September 30, 2021		June 30, 2021		March 31, 2021		December 31, 2020
Net income (loss)	$29,465		$11,564		$3,407		$1,093		$13,360
Add-Back (Deduct):
Depreciation and amortization	26,210		17,384		16,763		16,552		15,396
Casualty losses	—		—		—		359		300
Interest expense	10,757		8,700		8,559		8,385		8,872
Net loss on impairment (gain on sale) of real estate assets	(76,179)		(11,492)		—		—		(9,394)
Loss on extinguishment of debt	10,261		—		—		—		—
Merger and integration costs	41,787		5,276		—		—		—
Adjusted EBITDA	$42,301		$31,432		$28,729		$26,389		$28,534

INTEREST COST:
Interest expense	$10,757		$8,700		$8,559		$8,385		$8,872

INTEREST COVERAGE:	3.9	x	3.6	x	3.4	x	3.1	x	3.2	x

Schedule V

Independence Realty Trust, Inc.

Definitions

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.

EBITDA and Adjusted EBITDA

Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, casualty losses, and abandoned deal costs. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

We believe that FFO and Core FFO (“CFFO”), each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.

We updated our definition of CFFO during Q1 2021 to the definition described below. All prior periods have been adjusted to conform to the current CFFO definition.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as merger and integration costs, casualty losses, abandoned deal costs and debt extinguishment costs from the determination of FFO.

Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.

Net Debt

Net debt, a non-GAAP financial measure, equals total debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total debt to net debt (Dollars in thousands).

We present net debt because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.

	As of
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 30, 2020
Total debt	$2,705,336	$1,018,729	$1,056,463	$947,631	$945,686
Less: cash and cash equivalents	(35,972)	(8,720)	(7,566)	(8,653)	(8,751)
Less: loan discounts and premiums, net	(71,586)	-	-	-	-
Total net debt	$2,597,778	$1,010,009	$1,048,897	$938,978	$936,935

Net Operating Income

We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization, casualty related costs, property management expenses, general administrative expenses, interest expense, and net gains on sale of assets.

Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non same store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

Same Store Properties and Same Store Portfolio

We review our same store portfolio at the beginning of each calendar year. Properties are added into the same store portfolio if they were owned at the beginning of the previous year. Properties that are held-for-sale or have been sold are excluded from the same store portfolio. We may also refer to the Same Store Portfolio as the IRT Same Store Portfolio.

STAR Same Store Portfolio

STAR Same Store Portfolio represents the STAR portfolio that would be part of the Same Store Portfolio had the STAR portfolio been owned by IRT since January 1, 2020 and assuming the actual purchase date for any properties owned by a STAR-related entity prior to STAR’s merger with Steadfast Income REIT, Inc. on March 6, 2020. Because these properties have only been owned by IRT since December 16, 2021, they are not included in the IRT Same Store Portfolio. Results for periods prior to December 16, 2021 have been adjusted for consistency with IRT accounting policies and classifications.

Combined Same Store Portfolio

Combined Same Store Portfolio represents the combination of the IRT Same Store Portfolio and the STAR Same Store Portfolio considered as a single portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (Dollars in thousands).

	As of
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 30, 2020
Total assets	$6,506,696	$1,846,911	$1,875,122	$1,728,016	$1,734,897
Plus: accumulated depreciation (a)	254,123	247,563	237,684	223,187	208,618
Plus: accumulated amortization	24,829	20,269	20,215	19,776	19,380
Total gross assets	$6,785,648	$2,114,743	$2,133,021	$1,970,979	$1,962,895

(a)	Includes accumulated depreciation associated with real estate held for sale.

APPENDIX A

STAR MERGER IMPACT ON STATEMENTS OF OPERATIONS, FFO & CORE FFO

THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2021

Dollars in thousands, except per share data

	For the Three Months Ended December 31, 2021			For the Year Ended December 31, 2021
	IRT	STAR	Total	IRT	STAR	Total

Property revenue	$61,218	$15,585	$76,803	$233,907	$15,585	$249,492
Property operating expenses	20,940	6,012	26,952	87,240	6,012	93,252
Net operating income	$40,278	$9,573	$49,851	$146,667	$9,573	$156,240

Other revenue	113	—	113	760	—	760
Property management expenses	2,498	723	3,221	8,816	723	9,539
General and administrative expenses	4,325	117	4,442	18,493	117	18,610
Depreciation and amortization expense	16,643	9,567	26,210	67,342	9,567	76,909
Casualty losses	—	—	—	359	—	359
Interest expense	8,126	2,631	10,757	33,770	2,631	36,401
Loss on impairment (gain on sale) of real estate assets, net	(76,179)	—	(76,179)	(87,671)	—	(87,671)
Loss on extinguishment of debt	10,261	—	10,261	10,261	—	10,261
Merger and integration costs	41,787	—	41,787	47,063	—	47,063
Net income (loss)	32,930	(3,465)	29,465	48,994	(3,465)	45,529
(Income) loss allocated to noncontrolling interests	(850)	—	(850)	(940)	—	(940)
Net income (loss) available to common shares	$32,080	$(3,465)	$28,615	$48,054	$(3,465)	$44,589
EPS - basic	$0.30	$(0.07)	$0.23	$0.46	$(0.05)	$0.41
Weighted-average shares outstanding - Basic	108,071,107	17,304,587	125,375,694	104,190,480	4,361,704	108,552,185
EPS - diluted	$0.29	$(0.06)	$0.23	$0.46	$(0.05)	$0.41
Weighted-average shares outstanding - Diluted	109,370,964	17,304,587	126,675,551	105,469,816	4,361,704	109,831,520

Funds From Operations (FFO):
Net Income (loss)	$32,930	$(3,465)	$29,465	$48,994	$(3,465)	$45,529
Adjustments:
Real estate depreciation and amortization	16,504	9,564	26,068	66,923	9,564	76,487
Loss on impairment (gain on sale) of real estate assets, net, excluding debt extinguishment costs	(78,490)	—	(78,490)	(90,277)	—	(90,277)
Funds From Operations	$(29,056)	$6,099	$(22,957)	$25,640	$6,099	$31,739
FFO per share	$(0.27)	$0.09	$(0.18)	$0.25	$0.04	$0.29
Core Funds From Operations (CFFO): (a)
Funds From Operations	$(29,056)	$6,099	$(22,957)	$25,640	$6,099	$31,739
Adjustments:
Other depreciation and amortization	139	3	142	420	3	423
Casualty losses	—	—	—	359	—	359
Loan (premium accretion) discount amortization	—	(501)	(501)	—	(501)	(501)
Prepayment penalties on asset dispositions	2,312	—	2,312	2,607	—	2,607
Loss on extinguishment of debt	10,261	—	10,261	10,261	—	10,261
Merger and integration costs	41,787	—	41,787	47,063	—	47,063
Core Funds From Operations	$25,443	$5,601	$31,044	$86,350	$5,601	$91,951
CFFO per share	$0.23	$0.01	$0.24	$0.83	$0.01	$0.84
Weighted-average shares and units outstanding	108,623,467	18,422,758	127,046,225	104,625,266	4,793,544	109,418,810

APPENDIX B

2022 PRO FORMA COMBINED SAME STORE PORTFOLIO NET OPERATING INCOME

TRAILING FOUR QUARTERS

Dollars in thousands, except per unit data

	For the Three-Months Ended (a)
	December 31,	September 30,	June 30,	March 31,	Total
	2021	2021	2021	2021	2021
Revenue:
Rental and other property revenue	$140,929	$138,795	$133,672	$129,699	$543,095
Property Operating Expenses:
Real estate taxes	16,714	16,397	19,168	18,393	70,672
Property insurance	3,056	3,223	2,761	2,707	11,747
Personnel expenses	12,410	12,274	11,939	11,645	48,268
Utilities	7,227	7,406	6,858	7,354	28,845
Repairs and maintenance	5,477	5,643	4,758	4,424	20,302
Contract services	4,756	4,909	4,749	4,390	18,804
Advertising expenses	1,346	1,359	1,335	1,282	5,322
Other expenses	1,542	1,525	1,567	1,637	6,271
Total property operating expenses	52,528	52,736	53,135	51,832	210,231
Combined same-store net operating income	$88,401	$86,059	$80,537	$77,867	$332,864
Combined same-store NOI margin	62.7%	62.0%	60.2%	60.0%	61.3%
Average occupancy	96.0%	96.5%	96.1%	95.2%	96.0%
Average effective monthly rent, per unit	$1,339	$1,298	$1,254	$1,237	$1,282
Combined Same-store net operating income	$88,401	$86,059	$80,537	$77,867	$332,864
Combined Non Same-Store net operating income	7,958	6,978	6,126	5,847	5,415
Pre-STAR Merger Combined Same-Store net operating income (b)	(46,508)	(55,609)	(51,675)	(49,741)	(182,039)
Other revenue	113	188	158	301	760
Property management expenses	(3,221)	(2,199)	(2,176)	(1,943)	(9,539)
General and administrative expenses	(4,442)	(3,985)	(4,241)	(5,942)	(18,610)
Depreciation and amortization expense	(26,210)	(17,384)	(16,763)	(16,552)	(76,909)
Casualty losses	—	—	—	(359)	(359)
Interest expense	(10,757)	(8,700)	(8,559)	(8,385)	(36,401)
Gain on sale (loss on impairment) of real estate assets, net	76,179	11,492	—	—	87,671
Loss on extinguishment of debt	(10,261)	—	—	—	(10,261)
Merger and integration costs	(41,787)	(5,276)	—	—	(47,063)
Net income as presented	$29,465	$11,564	$3,407	$1,093	$45,529
(a)	Combined Same Store Portfolio consists of 115 properties, which represent 34,454 units. This is the Combined Same Store Portfolio expected on a pro forma basis as of January 1, 2022.
(b)

Amounts presented represent the operating results for STAR properties prior to the STAR merger that have been included in Combined same store net operating income. Prior year results have been adjusted for consistency with IRT accounting policies to facilitate year over-year comparisons.